MERCANTIL BANK HOLDING CORPORATION AND SUBSIDIARIES
EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mercantil Bank Holding Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2019, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Millar Wilson, Chief Executive Officer and Vice-Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2019

/s/ Millar Wilson
Millar Wilson
Chief Executive Officer and Vice-Chairman of the Board